UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 21, 2019

Hercules Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2019, the Board of Directors of the Company appointed Seth H. Meyer as Chief Financial Officer, effective March 4, 2019. Mr. Meyer, age 50, will serve as both the principal accounting officer and principal financial officer for the Company. He served as the Chief Financial Officer for Swiss Re Corporate Solutions Ltd., a reinsurance company supporting the commercial insurance business, from February 2011 to November 2017 and in a variety of financial-related or tax-related positions from July 2000 to February 2011. Prior to that, Mr. Meyer served as a tax manager at PricewaterhouseCoopers LLP from October 1997 to July 2000. Mr. Meyer also served in various tax-related positions at other companies, including Jackson National Life Insurance Company, KPMG Peat Marwick and Burke & Stegman CPA’s, from January 1990 to October 1997. Mr. Meyer received his Bachelors of Arts in Accounting and his Masters in Business Administration in Professional Accounting from Michigan State University.

There are no arrangements or understandings between Mr. Meyer and any other persons pursuant to which Mr. Meyer was selected as an officer of the Company. There are also no family relationships between Mr. Meyer and any director or executive officer of the Company. Mr. Meyer does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company also issued a press release announcing the appointment of Mr. Meyer. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

February 21, 2019	By:	/s/ Melanie Grace
Melanie Grace General Counsel and Secretary